UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

 ________________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AEHR TEST SYSTEMS
(Name of Registrant as Specified in Its Charter)

____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

400 Kato Terrace, Fremont, CA  94539

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 21, 2024

_____________________________

To The Shareholders of Aehr Test Systems:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”), of Aehr Test Systems, a California corporation (“Aehr” or the “Company”), to be held on October 21, 2024, at 4:00 p.m., at the Company’s corporate headquarters located at 400 Kato Terrace, Fremont, California 94539, for the following purposes:

1.

To elect six directors of the Company to hold office until the next annual meeting or the election of their successors. The six nominees are Rhea J. Posedel, Gayn Erickson, Fariba Danesh, Laura Oliphant, Geoffrey G. Scott and Howard T. Slayen.

2.	To ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 30, 2025.

3.	To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

4.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on August 29, 2024 will be entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

GAYN ERICKSON
President and Chief Executive Officer

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YOUR VOTE IS IMPORTANT

This proxy statement is furnished in connection with the solicitation of proxies by the Company, on behalf of the Board of Directors, for the 2024 Annual Meeting of Shareholders. We have elected to use the Internet as our primary means of providing our proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials.  We will instead send to our shareholders a Notice of Internet Availability of Proxy Materials (“the Notice”) on or about September 11, 2024. The Notice contains instructions on how to access our proxy statement and our Annual Report on Form 10-K for the fiscal year ended May 31, 2024, which contains, among other things, our 2024 audited consolidated financial statements. The Notice also includes instructions on how you can vote using the Internet, and how you can request or receive, free of charge, a printed copy of our proxy materials, including our 2024 Annual Report, our proxy statement and a proxy card.  The electronic delivery of our proxy materials will reduce our printing and mailing costs and minimize the environmental impact of the proxy materials.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, please vote by telephone or Internet by following the voting procedures described in the Notice of Internet Availability of Proxy Materials. If you receive printed proxy materials and wish to vote by mail, promptly complete, date and sign the enclosed proxy card and return it in the accompanying postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL MEETING TO BE HELD OCTOBER 21, 2024:

The Company’s Proxy Statement, form of proxy card and 2024 Annual Report are available at: www.aehr.com under the heading “Investor Relations” and the subheading “Annual Reports/Proxy Statements” or at www.investorvote.com/AEHR.

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4

AEHR TEST SYSTEMS

400 Kato Terrace

Fremont, California 94539

_______________

PROXY STATEMENT

_______________

2024 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished to the shareholders of Aehr Test Systems, a California corporation (“Aehr” or the “Company”), in connection with the solicitation of proxies by the Board of Directors (the “Board”), for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”), to be held on Monday, October 21, 2024 at 4:00 p.m. local time, and at any postponements, adjournments or other delays thereof. We refer to this annual meeting, as it may be postponed, adjourned or delayed, as the Annual Meeting.

At the Annual Meeting, the shareholders will be asked:

1.	To elect six directors of the Company to hold office until the next annual meeting or the election of their successors.

2.	To ratify the selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 30, 2025.

3.	To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

4.	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board has fixed the close of business on August 29, 2024 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  Each such shareholder will be entitled to one vote for each share of Common Stock, or Common Share, held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.

THE ANNUAL MEETING

Date, Time and Place

The Annual Meeting will be held on October 21, 2024 at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539.

General

The Company’s principal office is located at 400 Kato Terrace, Fremont, California 94539 and its telephone number is (510) 623-9400.

Record Date and Shares Entitled to Vote

Shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, there were 29,583,732 shares of Common Stock outstanding and entitled to vote.

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Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company prior to the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions.

Confidentiality of Votes

The Company handles proxy instructions, ballots, and voting tabulations that identify individual shareholders in a manner that protects your voting privacy. The Company will not disclose your vote either among its employees or to third parties, except, as we deem necessary: (1) to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation. Occasionally, shareholders provide on their proxy card written comments, which the Company may forward to its management.

Voting and Proxy Solicitation

Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distributing the shareholder’s votes on the same principle among as many candidates as the shareholder chooses.  No shareholder shall be entitled to cumulate votes for any candidate unless the candidate’s name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate votes.  On all other matters, each share has one vote.

The Company is soliciting proxies for the Annual Meeting from its shareholders.  The cost of this solicitation will be borne by the Company.  The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.  Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or special delivery letter.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date.  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections who will determine whether or not a quorum is present.  If the shares present, in person and by proxy, do not constitute the required quorum, then a majority of the shares present may adjourn the meeting to a subsequent date for the purposes of obtaining a quorum. Shares that are voted “FOR,” “AGAINST,” “WITHHELD,” or “ABSTAIN” are counted toward the presence of a quorum.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares represented at the Annual Meeting and entitled to vote with respect to a proposal (other than the election of directors).  In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

Broker non-votes (i.e., votes from shares of record by brokers that do not have authority to vote on the matter without instruction from the beneficial owner and as to which the beneficial owners have not provided voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

If you provide specific instructions with regard to certain items, the Company will vote your shares as you instruct on such items. If no instructions are indicated, the proxy holders will vote the shares as recommended by the Board.

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Voting Requirements to Approve Proposals

A plurality of the votes cast is required for the election of the directors, which means that the six nominees for director receiving the highest number of affirmative votes will be elected as directors. Brokers are not authorized to vote on the election of directors without instruction from the beneficial owner.

The affirmative “FOR” vote of a majority of the shares of our common stock which are present or represented by proxy and entitled to vote on the proposal is required to (i) ratify the appointment of BPM LLP as our independent registered public accounting firm, and (ii) approve, on an advisory and nonbinding basis, our executive compensation.  If a shareholder abstains from voting on any of these proposals, that abstention will have the same effect as if the shareholder voted “AGAINST” the proposal. Brokers are not authorized to vote on the approval of executive compensation without instruction from the beneficial owner. Broker non-votes, if any, are not considered entitled to vote and thus will have no impact on the outcome of these proposals.

Approval of executive compensation arrangements is an advisory vote. Accordingly, the results will not be binding on us, the Board or the Compensation Committee; however, the Compensation Committee will consider the outcome of the votes when evaluating our executive compensation principles, design and practices.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker nonvotes.” Generally, broker nonvotes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not provide voting instructions. In tabulating the voting result for any particular proposal, we will not consider broker nonvotes to be votes cast or entitled to vote on a proposal. Thus, broker nonvotes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. The Company considers abstentions to be votes cast; accordingly, abstentions have the same effect as votes against the matter.

The Company encourages shareholders to provide instructions to the shareholders’ bank or brokerage firm by voting the shareholders’ proxy. This action ensures the shares will be voted at the meeting in accordance with the shareholders’ wishes.

Deadline for Receipt of Shareholder Proposals for 2025 Annual Meeting

Shareholders of the Company may submit proposals on matters appropriate for shareholder action at meetings of the Company’s shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For such proposals to be included in the Company's proxy materials relating to its 2025 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied, and such proposals must be received by the Company no later than May 14, 2025. Such proposals should be delivered to Aehr Test Systems, 400 Kato Terrace, Fremont, California 94539, Attn: Secretary.

If a shareholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, the Company may exercise discretionary voting authority under proxies that it solicits to vote in accordance with its best judgment.

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Shareholder Information

IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS.

If you share an address with another shareholder, only one annual report and proxy statement may be delivered to all shareholders sharing your address unless the Company has contrary instructions from one or more shareholders.  Shareholders sharing an address may request a separate copy of the annual report or proxy statement by writing to:  Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539, Attention:  Investor Relations or by calling investor relations at (510) 623-9400, and the Company will promptly deliver a separate copy.  If you share an address with another shareholder and you are receiving multiple copies of annual reports or proxy statements, you may write us at the address above to request delivery of a single copy of these materials in the future.

How to Obtain Directions to Location of Annual Meeting

The Annual Meeting is being held at the time and place set forth above. You can obtain directions to attend the Annual Meeting and vote your shares in person by calling the Company at (510) 623-9400, or by visiting the Company’s website www.aehr.com under the heading “Contact Us” and the subheading “Offices,” and selecting the legend of “Headquarters” on the map.

Important Notice Regarding the Availability of Proxy Materials

This Proxy Statement, the form of proxy card and 2024 Annual Report are available on the Company’s website www.aehr.com under the heading “Investor Relations” and the subheading “Annual Reports/Proxy Statements”, or at www.investorvote.com/AEHR.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below:

Internet - Go to www.investorvote.com/AEHR.

Phone - Call us free of charge at 1-866-641-4276.

Email - Send an email to investorvote@computershare.com with “Proxy Materials Aehr Test Systems” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side of the Notice, that you will receive in mail, and state that you want a paper copy of the meeting materials.

If you request an email copy, you will receive an email with a link to the current meeting materials.  You must use the number in the shaded bar on the reverse side of the Notice, that you will receive in mail, when requesting a copy of the proxy.

How to Vote

You can vote your shares via the Internet by following the instructions in the Notice. The Internet voting procedures are designed to authenticate your identity, allow you to vote your shares and confirm your voting instructions have been properly recorded.  If you vote via the Internet, you do not need to complete and mail a proxy card. We encourage you to vote your shares via the Internet even if you plan to attend the Annual Meeting.

You may be able to vote by telephone. If so, instructions are included with the Notice.  If you vote by telephone, you do not need to complete and mail a proxy card.

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You can vote your shares by mail by requesting a printed copy of the proxy materials sent to your address. When you receive the proxy materials, you may fill out the proxy card enclosed and return it per the instructions on the card.  If you request a printed copy of the proxy materials, we encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee.

You may also attend the Annual Meeting and vote in person by ballot if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Annual Meeting.

Voting results of the Annual Meeting

The Company will announce the preliminary voting results at the Annual Meeting. The Company will also disclose voting results on a Form 8-K it will file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting, which Form 8-K will also be available on the Company’s investor relations website.

How can Shareholders Contact the Company’s Transfer Agent

You can contact our transfer agent by either writing via U.S. mail to Computershare, P.O. Box 43078, Providence, RI 02940-3078, or via courier service to Computershare, 150 Royall St., Canton, MA 02021, or by telephoning 1-800-962-4284 (US, Canada, Puerto Rico), 1-781-575-3100 (non-US) or via email at web.queries@computershare.com, shareholder website is www.computershare.com/investor.

Additional Matters Presented at Annual Meeting

Other than the items of business we describe in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Gayn Erickson and Chris P. Siu, our President and Chief Executive Officer and Executive Vice President of Finance and Chief Financial Officer, respectively, or either of them or their substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as the Board may nominate.

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PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected to hold office until the next Annual Meeting or until their successors are elected and qualified.  The Board has nominated each of the six nominees listed below to stand for re-election to serve until the annual stockholders meeting in 2025 and until his or her successor is elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal, or death.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the six nominees named below.  Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director, if elected.  Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders.  The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director.  There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer of the Company.

The names of the nominees, ages as of May 31, 2024, and certain information about them as of the Record Date are set forth below:

Name of Nominee	Age	Position	Director Since
Rhea J. Posedel	81	Chairman	1977
Gayn Erickson	59	President and Chief Executive Officer	2012
Fariba Danesh (2)(3)	66	Director	2021
Laura Oliphant (1)(2)(3)	61	Director	2019
Geoffrey G. Scott (1)(3)	75	Director	2020
Howard T. Slayen (1)(2)	77	Director	2008

_____________

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Corporate Governance and Nominating Committee

RHEA J. POSEDEL is a founder of the Company and has served as the Chairman of the Board since the Company’s inception in 1977.  He also served as Executive Chairman of the Company from January 2012 to March 2013.  Mr. Posedel served as Chief Executive Officer of the Company since the Company’s inception in 1977 until January 2012.  From the Company’s inception through May 2000, Mr. Posedel also served as President of the Company.  Prior to founding the Company, Mr. Posedel held various project engineering and engineering managerial positions at Lockheed Martin Corporation, Ampex Corporation, and Cohu, Inc.  Mr. Posedel received a B.S. in Electrical Engineering from the University of California, Berkeley, an M.S. in Electrical Engineering from San Jose State University and an M.B.A. from Golden Gate University.

Mr. Posedel brings to the Board senior leadership experience, industry and technical expertise, and a deep knowledge of the Company’s operations, strategy and vision.

GAYN ERICKSON has served as President, Chief Executive Officer and a member of the Board since January 2012. Prior to joining the Company, Mr. Erickson served as corporate officer, Senior Vice President and General Manager of Verigy Ltd.’s memory test business from February 2006 until October 2011.  Prior to that, he was Vice President of Marketing and Sales for Agilent Technologies' Semiconductor Memory Test products.  He has over 35 years of executive and general management, operations, marketing, sales and R&D program management experience, dating back to the late 1980s when he began his career in semiconductor test with Hewlett-Packard's Automated Test Group.  Mr. Erickson received a B.S. in Electrical Engineering from Arizona State University.

Mr. Erickson brings to the Board senior leadership experience, semiconductor test industry and technical expertise, and strategic business development experience.

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FARIBA DANESH has been a director of the Company since May 2021.  Ms. Danesh is currently Chief Operating Officer at PsiQuantum, a quantum computing startup based in Palo Alto, California that is using silicon photonics to build the world’s first useful quantum computer, applying existing semiconductor and photonics manufacturing processes.  Prior to joining PsiQuantum in January 2021, Ms. Danesh served for nine years as Chief Executive Officer of Glo AB, a venture-funded photonics/compound semiconductor company that designs and develops microLEDs chips and panels suitable for high brightness display applications. Prior to that, she was SVP, General Manager Fiber Optics Products Division of Avago Technologies (now Broadcom) for three years, where she had complete P&L responsibility for a $400 million annual revenue photonics business. Prior to Avago, Ms. Danesh held executive positions as EVP of global operations at Maxtor Corp, COO of Finisar, and CEO of Genoa Corp.  Ms. Danesh received a BS in Biochemistry from Santa Clara University.

As a technology industry veteran, with 30 years of executive-level technology and operating leadership in multiple enterprise and consumer hardware markets, with special emphasis on semiconductor, photonics, telecommunications, and data storage, Ms. Danesh brings to the Board extensive knowledge, experience, and contacts in the compound semiconductor and optical semiconductor spaces.

LAURA OLIPHANT has been a director of the Company since July 2019.  From 2016 to 2018, she was the Chief Executive Officer of Translarity, a venture funded probe card company.  From 2001 to 2016, she served as an Investment Director at Intel Capital, Intel’s venture capital organization, where she made and managed investments in the semiconductor capital equipment and materials area and received Intel’s highest award for the strategic impact of her contributions.  Prior to 2001, Laura was a Process Engineer and a Supply Chain Manager in Intel’s Technology and Manufacturing Group.  Dr. Oliphant is  National Association of Corporate Directors (NACD), Directorship Certified® and was named to the 2022 NACD Directorship 100 for her strategic impact in the boardroom. She received a BE in Chemical Engineering from Manhattan College in Riverdale, New York, and PhD in Chemical Engineering from the University of California, Berkeley.

As a Process Engineer and an Investment Director of the venture capital arm of one of the world’s largest semiconductor companies, Dr. Oliphant brings to the Board a broad range of experience in the semiconductor equipment space and a strong background in business development and financing and investment activities.

GEOFFREY G. SCOTT has been a director of the Company since September 2020.  Since his retirement from Scott Asset Management in 2017, Mr. Scott has been a private investor.  From 1995 to 2017, he was President of Scott Asset Management, an investment group focused on industry leading small cap companies. From 1991 to 1995, he served as Vice President of Merrill Lynch in the Capital Markets Group.  From 1973 to 1990, he was employed by Chase Manhattan Bank in the Corporate Banking Group. He received a B.A. from Dartmouth College.

With past board experience with emerging, fast growth companies, Mr. Scott brings to the Board extensive experience both in corporate finance and as a long-term investor.

HOWARD T. SLAYEN has been a director of the Company since 2008.  Since June 2001, Mr. Slayen has been providing independent financial consulting services to various organizations and clients.  From October 1999 to May 2001, Mr. Slayen served as Executive Vice President and Chief Financial Officer of Quaartz Inc., a web-hosted communications company.  From 1971 to September 1999, Mr. Slayen held various positions with PricewaterhouseCoopers/Coopers & Lybrand, including his last position as a Corporate Finance Partner.  Mr. Slayen currently serves as a director or committee member for several non-profit organizations.  Mr. Slayen received a B.A. from Claremont McKenna College and a J.D. from the University of California, Berkeley School of Law.

As the former Vice President and Chief Financial Officer of a high-tech company, former Corporate Finance Partner for a large international accounting firm, and former chair of the audit committee of two other public technology companies, Mr. Slayen brings to the Board senior leadership experience, expertise in accounting and financial reporting, financing and investing activities, and internal control and compliance.  Mr. Slayen also brings to the Board a strong background in advising high-tech companies through his prior public company board experience.

Vote Required and Recommendation of the Board

The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

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Director Compensation

Gayn Erickson, an inside director of the Company who served as the Company’s President and Chief Executive Officer during fiscal year 2024, did not receive any compensation for his services as member of the Board.  An inside director is a director who is a regular employee of the Company, whereas an outside director is not an employee of the Company, and only our outside directors received compensation for their services as a director in fiscal year 2024.

On July 11, 2023, the Board approved changes to compensation arrangements with non-employee directors effective for fiscal year 2024. The Board eliminated per meeting fees for all the directors. Upon re-election to the Board, the Company’s Chairman will receive an annual cash retainer of $87,500 and an annual grant of RSUs totaling $160,000 vesting over two years from the date of grant. The Audit Committee Chair and the Compensation Committee Chair will each receive an annual cash retainer of $72,500 and an annual grant of RSUs totaling $140,000 vesting over two years from the date of grant. The Corporate Governance and Nominating Committee Chair will receive an annual cash retainer of $67,500 and an annual grant of RSUs totaling $140,000 vesting over two years from the date of grant. The other directors of the Board will each receive an annual cash retainer of $65,000 and an annual grant of RSUs totaling $140,000 vesting over two years from the date of grant. The number of RSUs will be calculated based upon the Company’s stock price at each grant date. Each award of RSUs vests as to 1/8th of the total number of RSUs on each quarterly anniversary of the grant date, subject to continued service. All directors are required to maintain ownership of the Company’s stock equivalent to at least one year of their cash compensation. Additionally, Rhea Posedel is eligible to participate in certain of the Company’s health and welfare benefit plans.

Pursuant to the foregoing compensation arrangements, in October 2023 Rhea Posedel was granted an award of 5,097 RSUs, and each other outside director was granted an award of 4,460 RSUs.

The following table sets forth the compensation paid by the Company during the fiscal year ended May 31, 2024 to the Company’s outside directors:

Director Compensation

		Fees Earned	Option	Stock	All Other		Total
		or Paid in	Awards	Awards	Compensation		Compensation
Name	Fiscal Year	Cash ($)	($) (1)	($) (2)	($)		($)

Fariba Danesh	2024	63,500	-	140,000	-		203,500
Laura Oliphant	2024	72,750	-	140,000	-		212,750
Rhea J. Posedel	2024	87,500	-	160,000	21,904	(3)	269,404
Geoffrey G. Scott	2024	68,750	-	140,000	-		208,750
Howard T. Slayen	2024	72,250	-	140,000	-		212,250

_______________

(1)

At the end of fiscal year 2024, the aggregate number of option awards outstanding for each director was as follows: 15,000 held by Fariba Danesh; 71,956 held by Rhea Posedel and 25,000 held by Geoffrey Scott.

(2)

The amounts reported represent the aggregate grant date fair value of RSU awards granted in the fiscal year, as determined pursuant to ASC 718. The assumptions used to calculate the value of awards are set forth in Note 11 of the Notes to the Consolidated Financial Statements included in Aehr's Annual report on Form 10-K for fiscal 2024 filed with the SEC on July 30, 2024. At the end of fiscal year 2024, Fariba Danesh, Laura Oliphant, Geoffrey Scott and Howard Slayen each held 3,345 RSUs, and Rhea Posedel held 3,823 RSUs.

(3)	Includes health and life insurance premiums and medical costs paid by the Company in the amount of $21,904.

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Board Matters and Corporate Governance

Board Meetings and Committees

The Board held a total of four meetings during the fiscal year ended May 31, 2024.  No incumbent director during his or her period of service in such fiscal year attended fewer than 75% of the aggregate number of all meetings of the Board and the committees of the Board upon which such director served.

The Board has three committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

On October 19, 2023, Rhea Posedel resigned from the Corporate Governance and Nominating Committee. Geoffrey Scott was appointed the new Chair and Fariba Danesh was appointed the new member of the Corporate Governance and Nominating Committee.

The Audit Committee currently consists of directors Oliphant, Scott and Slayen, each of whom is an independent member of the Board, as defined by the NASDAQ Capital Market (“Nasdaq”), director independence standards, as well as applicable SEC rules, as currently in effect.  The Audit Committee Chair is Howard Slayen. The Audit Committee held four meetings during the fiscal year 2024.  More information regarding the functions performed by the Committee is set forth in the section entitled “Report of the Audit Committee.”  The Audit Committee is governed by a written charter approved by the Board.  A copy of the Audit Committee charter is available on the Company’s website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.”  The Board has determined that Mr. Slayen is an audit committee financial expert as defined by the rules of the SEC.

The Compensation Committee of the Board currently consists of directors Danesh, Oliphant and Slayen, each of whom is an independent member of the Board, as defined by the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect. The Compensation Committee Chair is Laura Oliphant. The Compensation Committee held two meetings during the fiscal year 2024.  The Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee is governed by a written charter approved by the Board.  The Company maintains a copy of the Compensation Committee charter on its website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.”  More information regarding the Compensation Committee’s processes and procedures can be found herein in the section entitled “Executive Compensation.”

The Corporate Governance and Nominating Committee of the Board currently consists of directors Danesh, Oliphant, and Scott, each of whom is an independent member of the Board, as defined by the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect.  The Corporate Governance and Nominating Committee Chair is Geoffrey Scott. The Corporate Governance and Nominating Committee reviews and makes recommendations to the Board regarding matters concerning corporate governance; reviews the composition and evaluates the performance of the Board; selects, or recommends for the selection of the Board director nominees; evaluates director compensation; reviews the composition of committees of the Board and recommends persons to be members of such committee; and reviews conflicts of interest of members of the Board and corporate officers.  The Corporate Governance and Nominating Committee is governed by a written charter approved by the Board.  The Corporate Governance and Nominating Committee of the Board held one meeting during the fiscal year ended May 31, 2024.  The Company maintains a copy of the Corporate Governance and Nominating Committee charter on its website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.”

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Shareholder Recommendations

The policy of the Board is to consider properly submitted shareholder recommendations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such recommendations, the Board seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below.  Any shareholder recommendations proposed for consideration by the Board should include the candidate’s name and qualifications for Board membership and should be addressed to:

Aehr Test Systems

400 Kato Terrace

Fremont, CA 94539

Attn:  Secretary

Director Qualifications

Members of the Board should have the highest professional and personal ethics and values, consistent with the Company’s Code of Conduct and Ethics adopted by the Board.  They should have broad experience at the policy-making level in business.  Members should be committed to enhancing shareholder value and should be able to devote sufficient time and resources to carry out their duties and to provide insight and practical wisdom based on experience.  Their service on other public company boards should be limited to a number that permits them, given their individual circumstances, to responsibly perform all of their duties as a director of the Company.  Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Board utilizes a variety of methods for identifying and evaluating nominees for director. The Board periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board considers various potential candidates for director. Candidates may come to the attention of the Board through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Board and may be considered at any point during the year. As described above, the Board considers properly submitted shareholder recommendations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, any recommendations are aggregated and considered by the Board at a regularly scheduled meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials are forwarded to the Board. The Board may also review materials provided by professional search firms or other parties in connection with a candidate who is not recommended by a shareholder. In evaluating such recommendations, the Board seeks to achieve a balance of knowledge, experience and capability on the Board.

The Company seeks board members whose background, skills and experience will best assist the Company in the oversight of its business and operations.  This includes understanding of and experience in manufacturing, technology, finance, and legal and regulatory compliance.  Senior leadership experience and public company board experience are two of the key qualities evaluated when considering nominees for the Company’s Board.  A goal of the nomination process is for the Board to be comprised of directors with a diverse set of skills and experience to provide oversight and advice concerning the Company’s current business and growth strategies.

The Board has determined that at May 31, 2024 each of its current directors, except for Gayn Erickson, the Company’s President and Chief Executive Officer, is independent within the meaning of the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect.

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Annual Meeting Attendance

Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s annual meetings of shareholders, directors are encouraged to attend annual meetings of the Company’s shareholders. Four of the six incumbent directors attended the 2023 Annual Meeting of Stockholders.

Code of Conduct and Ethics

The Board has adopted a Code of Conduct and Ethics for all directors, officers and employees of the Company, which includes the Chief Executive Officer and Chief Financial Officer.  The Code of Conduct and Ethics can be found on the Company’s website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.”  The Company will disclose any amendment to the Code of Conduct and Ethics or waiver of a provision of the Code of Conduct and Ethics, including the name of the officer to whom the waiver was granted, on the Company’s website at www.aehr.com under the heading “Investor Relations” and the subheading “Corporate Governance.”

Board Leadership Structure and Role in Risk Oversight

The Board maintains a structure that currently separates the positions of Chairman of the Board and Chief Executive Officer with Rhea J. Posedel currently serving in the position of Chairman of the Board and Gayn Erickson currently serving in the position of President and Chief Executive Officer of the Company, and with an Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee for oversight of specific areas of responsibility. The Company believes that this structure is appropriate and allows for efficient and effective oversight, given the Company’s relatively small size (both in terms of number of employees and in scope of operational activities directly conducted by the Company) and its corporate strategy. The Board does not have a lead independent director nor does the Board have a specific role in risk oversight of the Company. The Chairman of the Board, President and Chief Executive Officer, the Committees of the Board and, as needed, other executive officers and employees of the Company provide the Board with information regarding the Company’s risks. The Board, or the Committee with special responsibility for oversight of the area implicated by the highlighted risks, then uses this information to perform its oversight role and inform its decision making with respect to such areas of risk.

Board Diversity

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.  Our Board satisfies the diversity objectives of Nasdaq Rule 5605(f)(2) for Smaller Reporting Companies by having at least two directors who identify as female (as defined by Nasdaq Rules).  As we pursue future Board recruitment efforts, our Nominating Committee will continue to seek candidates who can contribute to the diversity of views and perspectives of the Board. This includes seeking out individuals of diverse ethnicities, a balance in terms of gender, and individuals with diverse perspectives informed by other personal and professional experiences.

Board Diversity Matrix (As of September 1, 2024)
Board Size:
Total Number of Directors	6
	Female	Male	Non-Binary	Did not Disclose Gender
Gender:
Directors	2	4	0	0
Number of Directors who identify in Any of the Categories Below:
Alaskan Native or Native American	0	1	0	0
White	1	4	0	0
Asian	1	0	0	0
Two or More Races or Ethnicities	0	1	0	0

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Communications with the Board

The Company does not have a formal policy regarding shareholder communication with the Board. However, shareholders may communicate with the Board by submitting a letter to the attention of the Chairman of the Board, c/o Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539.  Communication received in writing will be collected, organized and processed by the Chairman of the Board who will distribute the communications to the members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

Cybersecurity Governance

Managing cyber-risk is increasingly critical to corporate governance in today’s interconnected world. One of the key functions of our Board of Directors is informed oversight of our risk management processes, including risks from cybersecurity threats. Our Board is responsible for monitoring and assessing strategic risk exposure, and our executive officers are responsible for the day-to-day management of the material risks we face. Our Board administers its cybersecurity risk oversight function directly as a whole, as well as through the Audit Committee. The Audit Committee has primary responsibility for oversight of information security risks, including fraud, vendor, data protection and privacy, business continuity and resilience, and cybersecurity risks, and provides regular updates to the Board on such matters. The Audit Committee receives regular reports from our Chief Operating Officer on, among other things, the Company’s cyber risks and threats, the status of projects to strengthen the Company’s information security systems, assessments of the Company’s security program and the emerging threat landscape. Information security risk is a significant oversight focus area for the Audit Committee, as well as the entire Board of Directors.

Our Chief Operating Officer is primarily responsible for assessing and managing our material risks from cybersecurity threats. Over the course of fiscal year 2024, the Audit Committee received four separate cybersecurity briefings from our Chief Operating Officer. Our Chief Operating Officer, who leads a team responsible for enterprise-wide cybersecurity strategy, policy, standards, architecture and processes, has extensive experience and background in information technology, cybersecurity, enterprise strategy, risk management. Additionally, our Chief Operating Officer chairs our Cybersecurity Incident Response Team, which is responsible for prevention, identification, containment, eradication and remediation of cybersecurity incidents.

Our senior management devotes considerable time and resources to conducting regular evaluations of our systems and implementing necessary enhancements to our security infrastructure to better guard against evolving cybersecurity threats. Our Security Awareness Program includes training that reinforces our information technology risk and security management policies, standards and practices, as well as the expectation that employees comply with these policies. The Security Awareness Program engages personnel through training on how to identify potential cybersecurity risks and protect the Company’s resources and information. This training is mandatory for all employees on a periodic basis, and it is supplemented by Company-wide testing initiatives.

We have not identified risks from known cybersecurity threats that have materially affected us, including our operations, business strategy, results of operations, or financial condition.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of the Company has selected BPM LLP, as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending May 30, 2025, and the Board recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year.

Representatives of BPM LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required and Recommendation of the Board

The ratification of the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 30, 2025 requires the affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote. If a shareholder abstains from voting, that abstention will have the same effect as if the shareholder voted “AGAINST” this proposal. Broker are authorized to vote on the ratification of auditors without instruction from the beneficial owner and thus broker non-votes are not expected. Any Broker non-votes would have no impact on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BPM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2025.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table sets forth the aggregate fees billed or to be billed by BPM LLP for the fiscal years ended May 31, 2024 and 2023:

DESCRIPTION OF SERVICES

	2024	2023
Audit Fees	$417,459	$299,551
All Other Fees	15,754	69,176
Total Fees	$433,213	$368,727

Audit Fees. Aggregate fees billed or to be billed for professional services rendered for the audits of the Company’s fiscal 2024 and fiscal 2023 annual consolidated financial statements and for the reviews of the condensed consolidated financial statements included in the Company’s quarterly reports during such periods.

All Other Fees. Aggregate fees billed or to be billed for professional services rendered for review of the Company’s Registration Statements on Form S-8 and the review of the prospectus supplement to registration statement and comfort letters.

The Audit Committee pre-approves all audit and other permitted non-audit services provided by the Company’ independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a budget.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  The Audit Committee has delegated the authority to grant pre-approvals to the Committee Chair, when the full Audit Committee is unable to do so.  These pre-approvals are reviewed by the full Audit Committee at its next regular meeting.  In fiscal 2024, all audit and non-audit services were pre-approved in accordance with the Company’s policy.

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PROPOSAL 3

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and the related rules enacted by the SEC, the Company is submitting an advisory “say-on-pay” resolution for shareholder consideration. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

As described in the Executive Compensation section of this Proxy Statement, the Company believes that its executive compensation program is designed to support the Company’s long-term success by achieving the following objectives:

1.	reward executive officers for performance and link executive compensation to the creation of shareholder value through the use of performance and equity-based compensation;
2.	attract, retain and motivate highly qualified executive officers by compensating them at a level that is competitive with other companies in similar industries;
3.	share the risks and rewards of the Company’s business with the Company’s executive officers; and
4.	maximize long-term shareholder returns by utilizing compensation funds in a cost-effective manner.

The Company urges shareholders to read the section of this Proxy Statement captioned “Executive Compensation,” as well as the “Summary Compensation Table” and the related compensation tables and narrative that follow it. This information provides detailed information regarding the Company’s executive compensation program, policy and processes, as well as the compensation of named executive officers. The program balances medium-term and long-term compensation elements to achieve the defined objectives and link executive compensation with shareholder value.

This vote is advisory and, therefore, will not be binding upon the Company, the Compensation Committee or the Board. Although this resolution is non-binding, the Compensation Committee and the Board value the opinions that shareholders express in their vote and will review and consider the outcome of the vote when making future executive compensation decisions.

The Board unanimously recommends that shareholders vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders of Aehr Test Systems, or the Company, approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Executive Compensation section, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company’s 2024 Annual Meeting of Shareholders.”

Vote Required and Recommendation of the Board

The advisory vote on executive compensation will be considered approved, on a non-binding, advisory basis, if it receives the affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote. If a shareholder abstains from voting, that abstention will have the same effect as if the shareholder voted “AGAINST” this proposal. Brokers are not authorized to vote on this matter without instruction from beneficial ownership. Broker non-votes, if any, will have no impact on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

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EXECUTIVE OFFICERS

The names of the executive officers of the Company, ages as of May 31, 2024, and certain information about them as of the mailing date of this Proxy Statement are set forth below:

Name	Age	Position
Gayn Erickson	59	President and Chief Executive Officer
Chris P. Siu	53	Executive Vice President of Finance and Chief Financial Officer
Adil Engineer	47	Chief Operating Officer
Donald P. Richmond II	68	Chief Technology Officer
Vernon Rogers	57	Executive Vice President of Sales and Marketing
Alistair N. Sporck	66	Vice President, Contactor Business Unit
Avi Ray-Chaudhuri (1)	59	Executive Vice President of Research & Development

_____________

(1)	Mr. Ray-Chaudhuri began serving as Executive Vice President of Research & Development on September 18, 2023.

GAYN ERICKSON See “Proposal 1 – Election of Directors” above.

CHRIS P. SIU joined the Company as Executive Vice President of Finance and Chief Financial Officer in June 2023.  Prior to joining Aehr, Mr. Siu served as Senior Vice President Finance, Corporate Treasurer and Chief Accounting Officer at Ultra Clean Technologies, a global leading developer and supplier of critical subsystems, and ultra-high purity clean and analytical services, for the semiconductor equipment industry from May 2019 to May 2023. He is a semiconductor industry veteran, and previously held senior management roles at GlobalFoundries, a multinational semiconductor foundry, and at Trident Microsystems, a fabless semiconductor company. He began his career in public accounting with EY and Deloitte and is a Certified Public Accountant (inactive) in California. Mr. Siu received a Bachelor of Science degree in Accounting from Brigham Young University in Hawaii and a Master of Business Administration degree from the University of California at Berkeley.

ADIL ENGINEER joined the Company as Chief Operating Officer in April 2022. Prior to joining Aehr, Mr. Engineer served as Head of Operations at Tecan, a Swiss company manufacturing medical test and diagnostic tools, devices, and solutions, where he oversaw operations for Tecan’s primary site in the US for manufacturing. He started his career with semiconductor equipment company KLA-Tencor where he spent 11 years and also worked at Coherent and Kateeva in positions of increasing responsibility in manufacturing, manufacturing engineering, new product introduction, and supply chain. Adil has built a career in operations and supply chain and has been in the semiconductor and medical equipment field for over 20 years. Mr. Engineer received a B.S. in Chemical Engineering from TKIET, and a Graduate Certificate in Management Science and Engineering from Stanford University.

DONALD P. RICHMOND II joined the Company as a Senior Electrical Engineer for Aehr’s Wafer Level Test and Burn-in solutions in 1998, and has held several key positions before he was elected Chief Technology Officer in September 2023.  Prior to joining the Company, Mr. Richmond was co-founder, member of the Board, and Vice President of Operations at ChipScale Inc. / Micro SMT Inc., a leader in chip scale packaging of semiconductor ICs & discrete circuits.  Prior to that, Mr. Richmond served as president of TEAM Holdings LTD. / TEAM International LTD., a semiconductor packaging subcontractor.  Mr. Richmond has over 40 years of executive and general management, operations, customer support and R&D program management experience dating back to the mid-1970s when he began his career in semiconductor design with Signetics Corporation.  Mr. Richmond received a B.S.E.E. Technology from DeVry Institute Arizona.

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VERNON ROGERS joined the Company as Executive Vice President of Sales and Marketing in October 2018. Prior to joining Aehr, Mr. Rogers served as head of sales and marketing at GES preceding its acquisition by Averna. Mr. Rogers, over the past 22 years, has held numerous senior executive sales, marketing and operations management positions, successfully building multi-channel sales distribution and support organizations at both public and start-up technology companies in the semiconductor and system level test space. His career has focused on nanoscale inspection, manufacturing, and test technologies with such leaders as LitePoint (acquired by Teradyne), Credence Systems Corporation (acquired by Xcerra), NPTest (acquired by Credence Systems) and Schlumberger Automated Test Equipment. He also oversaw sales for FlexStar Technology, a Bay Area leader in hard disk drives (HDD) and solid-state disk drives (SSD) test and burn-in. Mr. Rogers received a B.S. in Electrical Engineering from North Dakota State University.

ALISTAIR N. SPORCK joined the Company as Vice President, Contactor Business Unit in July 2022.  Prior to joining Aehr, Mr. Sporck ran his own company supplying various components to the probe card industry.  Mr. Sporck was Vice President of Design at Formfactor Inc., a leading probe card supplier, for 17 years.  He began his career at LSI Logic (now part of Broadcom) where he worked for 13 years in various positions in Product Engineering.  Mr. Sporck received a B.S. in Electrical Engineering from the University of California at Santa Barbara, and a M.S. in Electrical Engineering from Santa Clara University.

AVI RAY-CHAUDHURI joined the Company as Executive Vice President, Research and Development in September 2023 and replaced Don Richmond who became the Company’s Chief Technology Officer. He most recently served as Vice President of Engineering at FARO Technologies from September 2020 to June 2023. Prior to FARO Technologies, Mr. Ray-Chaudhuri was the Vice President of Engineering – Commercial Lasers Division at Lumentum, a designer and manufacturer of optical and photonic products enabling optical networking and laser applications worldwide, from October 2017 to May 2020.  He was also Vice President of Engineering - Wafer Inspection Division, at KLA Corporation - a global leader in process control using advanced inspection tools, metrology systems, and computational analytics, from May 2012 to March 2017. Dr. Ray-Chaudhuri holds a Ph.D. degree in Electrical Engineering from the University of Wisconsin and a Bachelor of Science degree in Electrical Engineering from Princeton University.

EXECUTIVE COMPENSATION

General Philosophy

The Company compensates the Company’s executive officers through a combination of base salary, cash bonus and equity compensation designed to be competitive with comparable companies. The Company’s primary objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executive officers while aligning their compensation with the achievements of key business objectives and maximization of shareholder value.

The Company’s compensation programs are designed to:

1.	reward executive officers for performance and link executive compensation to the creation of shareholder value through the use of performance and equity-based compensation;
2.	attract, retain and motivate highly qualified executive officers by compensating them at a level that is competitive with other companies in similar industries;
3.	share the risks and rewards of the Company’s business with the Company’s executive officers; and
4.	maximize long-term shareholder returns by utilizing compensation funds in a cost-effective manner.

To achieve these objectives, the Company has implemented and maintains compensation plans that tie a significant portion of executive officers’ overall compensation to the Company’s financial performance and stock price.  In determining the compensation for the Company’s executive officers, the Company considers a number of factors, including information regarding comparably sized companies in the semiconductor equipment and materials industries in the United States.  The Company also considers the level of the executive officer, the geographical region in which the executive officer resides and the executive officer’s overall performance and contribution to the Company in determining compensation.  The compensation packages provided by the Company to its executive officers, including the named executive officers, include both cash-based and equity-based compensation. A component of these compensation packages is linked to the performance of individual executive officers as well as Company-wide performance objectives.  The Compensation Committee ensures that the total compensation paid to the Company’s executive officers is competitive and consistent with the Company’s compensation philosophy and corporate governance guidelines. The Compensation Committee relies upon Company employees, personal knowledge of semiconductor equipment industry compensation practices, compensation data in SEC filings, independent advisors and consultants, and national and regional compensation surveys to provide information and recommendations to establish specific compensation packages for executive officers.

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Role of Compensation Committee

The Company’s executive officer compensation program is overseen and administered by the Compensation Committee.  The Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the executive officers of the Company. The Compensation Committee is appointed by the Board, and currently consists of directors Danesh, Oliphant and Slayen, each of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The Company’s Compensation Committee has primary responsibility for ensuring that the Company’s executive officer compensation and benefit program is consistent with the Company’s compensation philosophy and corporate governance guidelines and for determining the executive compensation packages offered to the Company’s executive officers.

The Compensation Committee is responsible for:

1.

reviewing and approving the annual base salary for the Company’s executive officers, as well as any other benefits, compensation or employment-related arrangements, including (i) annual or special incentive bonuses, including the specific goals and amounts, (ii) equity compensation, and/or (iii) employment agreements, severance arrangements, and change in control agreements;

2.	making recommendations to the Board with respect to incentive compensation plans, including reservation of shares for issuance under employee benefit plans;
3.	reviewing the performance of the Company’s Chief Executive Officer;
4.

making recommendations to the Board on the Company’s executive compensation practices and policies, including the evaluation of performance by the Company’s executive officers and issues of management succession.

Many of the actions take the form of recommendations to the full Board where final approval, rejection or redirection may occur. The Compensation Committee is responsible for administering the compensation programs for all Company executive officers.

Elements of Compensation

In structuring the Company’s compensation program, the Compensation Committee seeks to select the types and levels of compensation that will further its goals of rewarding performance, linking executive officer compensation to the creation of shareholder value, attracting and retaining highly qualified executive officers and maximizing long-term shareholder returns.

The Company designs base salary to provide the essential reward for an executive officer’s work.  Once base salary levels are initially determined, increases in base salary are provided to recognize an executive officer’s specific performance achievements.

The Company utilizes equity-based compensation, including stock options and restricted stock units (“RSUs”), to ensure that the Company has the ability to retain executive officers over a longer period of time, and to provide executive officers with a form of reward that aligns their interests with those of the Company’s shareholders.  Executive officers whose skills and results the Company deems to be critical to the Company’s long-term success are eligible to receive higher levels of equity-based compensation.

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The Company also utilizes various forms of performance-based compensation, including cash bonuses, commissions, and RSUs that allow the Company to remain competitive with other companies while providing additional compensation for an executive officer’s outstanding results and for the achievement of corporate objectives.

Core benefits, such as the Company’s basic health benefits, 401(k) plan, the Company’s Employee Stock Ownership Plan (the “ESOP”), and life insurance, are designed to provide support to executive officers and their families.

Currently, the Company uses the following executive officer compensation vehicles:

•	Cash-based programs: base salary, annual bonus plan and commission plans; and

•	Equity-based programs: The 2023 Equity Incentive Plan (the “2023 Plan”), the Amended and Restated 2006 Employee Stock Purchase Plan (“ESPP”), and the ESOP.

These programs apply to all executive level positions, except for the commission plans, which only applies to Gayn Erickson, the President and Chief Executive Officer, and Vernon Rogers, the Executive Vice President of Sales and Marketing.  Periodically, but at least once near the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.

Consistent with the Company’s compensation philosophy, the Company has structured each element of the Company’s executive officer compensation program as described below.

Base Salary

The Company creates a set of base salary structures that are both affordable and competitive in relation to the market.  The Company determines the Company’s executive officer salaries based on job responsibilities and individual experiences.  The Company monitors base salary levels within the market and makes adjustments to the Company’s structures as needed after considering the recommendations of management.  The Company’s Compensation Committee reviews the salaries of the Company’s executive officers annually, and the Company’s Compensation Committee grants increases in salaries based on individual performance during the prior calendar year, provided that any increases are within the guidelines determined by the Compensation Committee for each position.

In fiscal 2024, the base salary amount for Gayn Erickson, Chris P. Siu, and Vernon Rogers was $456,000, $336,000, and $283,500, respectively.

Annual Bonus

The Company’s executive annual bonus plan provides for cash bonus awards, dependent upon attaining stated corporate objectives and personal performance goals.  The Company’s executive officers are eligible to receive cash bonuses based upon the Company’s achievement of certain financial and performance goals set by the Compensation Committee.  The Compensation Committee approves the performance criteria on an annual basis and these financial and performance goals typically have a quarterly or one-year time horizon.  The Compensation Committee believes that the practice of awarding incentive bonuses based on the achievement of performance goals furthers the Company’s goal of strengthening the connection between the interests of management and the Company’s shareholders.

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In fiscal 2024, the Company’s Compensation Committee determined the maximum eligible cash bonus levels based upon the Company’s achievement of certain financial goals for Gayn Erickson, the Chief Executive Officer, Chris P. Siu, the Executive Vice President of Finance and Chief Financial Officer, and Vernon Rogers, the Executive Vice President of Sales and Marketing were up to 111.8%, 120% and 45.9% of their base salaries, respectively.  Based on the Company performance for the year, the Compensation Committee determined that Gayn Erickson, Chris P. Siu, and Vernon Rogers did not earn a Company performance cash bonus for fiscal 2024. Additionally, in fiscal 2024, the Compensation Committee approved a personal performance cash bonus for Gayn Erickson, Chris P. Siu, and Vernon Rogers at a target level of $130,000, $70,400 and $90,000 respectively. Based upon personal performance against milestones for fiscal 2024, the Compensation Committee awarded personal performance bonuses of $70,000, $60,400 and $42,360 to Gayn Erickson, Chris P. Siu and Vernon Rogers, respectively. The annual incentive bonus plan is discretionary, and the Compensation Committee may modify, suspend, eliminate or adjust the plan, the goals and the total or individual payouts at any time.

Booking Commission

During fiscal 2024, Gayn Erickson and Vernon Rogers were eligible to receive a booking commission based on achievement of booking objectives or quotas. Gayn Erickson receives a standard commission rate of 0.0833% for bookings less than or equal to $120 million and double commission rates on bookings above quota. Vernon Rogers receives a standard commission rate of 0.1% for bookings less than or equal to $120 million and double commission rates on bookings above quota.  Commissions are considered earned at the time of booking and are paid in the following month.

Under this plan in fiscal 2024, Gayn Erickson and Vernon Rogers earned $40,642 and $48,773, respectively, which is included in the annual non-equity incentive plan compensation column in the Summary Compensation Table on page 26.

Equity Compensation

The Company awards equity compensation to the Company’s executive officers based on the performance of the executive officer and guidelines related to each executive officer’s position in the Company.  The Board determines the Company’s equity compensation guidelines based on information derived from the Company’s experience with other companies and, with respect to the Company’s executive officers, market data of companies in the Company’s industry.  The Company typically bases awards to newly hired executive officers and for continuing executive officers on these guidelines as well as an executive officer’s performance for the prior fiscal year.  The Company evaluates each executive officer’s awards based on the factors described above and competitive practices in the Company’s industry.  The Company believes that equity awards are an important factor in aligning corporate and individual goals.  The Company utilizes equity-based compensation, including stock options and RSUs, to encourage long-term performance with corporate performance and extended executive officer tenure producing potentially significant value.

The Company’s Compensation Committee has historically granted stock options and RSUs to executive officers, and in fiscal 2024, only RSUs were granted to executive officers under the 2023 Plan.  Such grants are typically made at the first meeting of the Board held each fiscal year.  The Company believes annual awards at this time allow the Compensation Committee to consider a number of factors related to the equity award decisions, including corporate performance for the prior fiscal year, executive officer performance for the prior fiscal year and expectations for the upcoming fiscal year.  With respect to newly hired executive officers, the Company’s standard practice is to grant RSUs (including performance-based RSUs) effective on or shortly after the executive officer’s hire date.

The Company’s Compensation Committee does not apply a formula for allocating equity awards to executive officers. Instead, the Company’s Compensation Committee considers the role and responsibilities of the executive officers, competitive factors, the non-equity compensation received by the executive officers and the total number of equity awards to be granted in the fiscal year.

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On September 1, 2023, Chris P. Siu was granted an award of 15,572 RSUs, which vested as to 1/16th of the total number of RSUs on the grant date, and vests as to an additional 1/16th of the total number of RSUs every three months thereafter, subject to continued service.

On October 27, 2023, Gayn Erickson and Vernon Rogers were granted awards of 25,239 and 6,200 RSUs, respectively. Each award vests as to 1/16th of the total number of RSUs every three months after the grant date, subject to continued service. Additionally, on October 27, 2023, Gayn Erickson, Chris P. Siu, and Vernon Rogers were granted awards of 30,431, 5,167, and 5,167 performance-based RSUs, respectively. Each award vests as to 100% of the RSUs upon the achievement of a performance condition related to the Company’s cumulative revenue target for certain markets from the grant date to May 31, 2026, subject to continued service through the achievement date.

Pay for Performance/At-Risk Pay

Our executive compensation program is designed to reward achievement of the specific strategic goals that we believe will advance our business strategy and create long-term value for our shareholders. Consistent with our goal of attracting, motivating, and retaining a high-caliber executive team, our executive compensation program is designed to pay for performance. We utilize compensation elements that meaningfully align our named executive officers’ interests with those of our shareholders to create long-term value. As such, a significant portion of our Chief Executive Officer’s and other named executive officers’ compensation is “at-risk”, performance-based compensation, in the form of long-term equity awards and annual cash incentives that are only earned if we achieve measurable corporate metrics.

Other Benefits

Executive officers are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, group life, disability, and accidental death and dismemberment insurance, the Company’s 401(k) plan, the Company’s 2023 Equity Incentive Plan, the ESOP, and the ESPP.  The executive officers participate on the same basis as other employees, except that the Company makes payments for a supplemental insurance to cover the uninsured out-of-pocket amounts related to healthcare for the executive officers.  Other than these payments, there were no other special benefits or perquisites provided to any executive officer in fiscal 2024, except that Vernon Rogers received auto allowance payments.  During fiscal 2024, the Company made payments for health and life insurance premiums and medical costs as reflected in the Summary Compensation Table below under the “All Other Compensation” column.  The Company does not maintain any pension plan, retirement benefit or deferred compensation arrangement other than the Company’s 401(k) plan and the ESOP.  The Company is not required to make contributions to the 401(k) plan and did not make any during fiscal 2024.

Severance Benefits

The Company entered into new Change in Control and Severance Agreements (each, a “Severance Agreement”) on August 31, 2024 with Mr. Erickson, Mr. Siu and Mr. Rogers, pursuant to which the executives will be entitled to severance benefits in the event of certain qualifying terminations of employment, or a termination of employment due to death or disability, as described below. Each Severance Agreement supersedes and replaces each executive’s prior change in control and severance agreement with the Company. A “qualifying termination of employment” for purposes of the Severance Agreements means an involuntary termination of the executive’s employment by the Company without “cause”, or the executive’s resignation from employment with the Company for “good reason” (each as defined in the applicable Severance Agreement). As described below, each Severance Agreement provides for enhanced severance benefits if an executive undergoes a qualifying termination of employment during a “change in control period,” which means the period beginning three months before and ending 24 months (for Mr. Erickson), 18 months (for Mr. Siu) or 12 months (for Mr. Rogers) after a change in control of the Company. Payments and benefits under each Severance Agreement are contingent on the applicable executive timely providing us with (and not revoking) a general release of claims.

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If Mr. Erickson, Mr. Siu or Mr. Rogers undergoes a qualifying termination of employment during a change in control period, the executive will be eligible for the following:

•	a cash payment equal to 24 months (for Mr. Erickson), 18 months (for Mr. Siu) or 12 months (for Mr. Rogers) of the executive’s annual base salary;

•

a cash payment equal to 200% (for Mr. Erickson), 150% (for Mr. Siu) or 100% (for Mr. Rogers) of the executive’s target annual cash incentive opportunity for the year in which the employment termination occurs;

•

a cash payment equal to the prorated amount of the executive’s target annual cash incentive opportunity for the fiscal year in which the employment termination occurs, determined by the portion of the fiscal year during which the executive was employed by the Company;

•

acceleration of vesting of all of the executive’s then unvested outstanding equity awards that vest solely based on continued service over time, and with respect to equity awards that vest based on the attainment of performance-based conditions that remain unsatisfied as of immediately before the employment termination, such performance-based conditions shall be deemed achieved at the greater of target or the expected attainment level based on performance as of the employment termination date, as determined by the Board or the Compensation Committee; and;

•	up to 24 months (for Mr. Erickson), 18 months (for Mr. Siu) or 12 months (for Mr. Rogers) of continued healthcare coverage paid by the Company.

If Mr. Erickson, Mr. Siu or Mr. Rogers undergoes a qualifying termination of employment outside of a change in control period, the executive will be eligible to receive the following:

•	a cash payment equal to 12 months (for Mr. Erickson), nine months (for Mr. Siu) or six months (for Mr. Rogers) of the executive’s annual base salary;

•

a cash payment equal to the prorated amount of the executive’s target annual cash incentive opportunity for the fiscal year in which the employment termination occurs, determined by the portion of the fiscal year during which the executive was employed by the Company;

•

12 months’ (for Mr. Erickson), nine months’ (for Mr. Siu) or six months’ (for Mr. Rogers) accelerated vesting of unvested outstanding equity awards (with any performance-based conditions deemed achieved at target levels); and

•	up to 12 months (for Mr. Erickson), nine months (for Mr. Siu) or six months (for Mr. Rogers) of continued healthcare coverage paid by the Company.

If the employment of Mr. Erickson, Mr. Siu or Mr. Rogers terminates due to the executive’s death, the executive (and his estate) will be eligible to receive the same severance benefits the executive would be eligible for in connection with a qualifying termination of employment outside of a change in control period (described above), except for continued healthcare coverage paid by the Company.

If the employment of Mr. Erickson, Mr. Siu or Mr. Rogers terminates due to the executive’s disability (as defined in the applicable Severance Agreement), the executive will be eligible for the same severance benefits the executive would be eligible for in connection with a qualifying termination of employment outside of a change in control period (described above), except that during the 12-month (for Mr. Erickson), nine-month (for Mr. Siu) or six-month (for Mr. Rogers) period following the employment termination, the executive will continue to participate at the Company’s cost in the Company’s ArmadaCare supplemental benefits plan (or any similar replacement or successor supplemental benefits plan).

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Compensation of Named Executive Officers

The following table shows information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal years ended May 31, 2024 and 2023 by the Company’s Chief Executive Officer, and each of the two other most highly compensated executive officers for the fiscal year ended May 31, 2024.  We refer to these executive officers as our named executive officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)		Total ($)

Gayn Erickson	2024	459,508	-	751,870	127,742	45,317	(4)	1,384,437
President and Chief Executive Officer	2023	348,270	-	990,000	266,758	47,760		1,652,788

Chris P. Siu	2024	336,000	-	804,138	73,000	47,924	(5)	1,261,062
Executive Vice President of Finance and Chief Financial Officer	2023	-	-	-	-	-		-

Vernon Rogers	2024	296,311	-	184,698	106,764	67,595	(6)	655,368
Executive Vice President of Sales and Marketing	2023	268,561	-	216,000	159,195	66,640		710,396

____________

(1)

The amounts reported represent the aggregate grant date fair value of RSUs or options granted in the respective fiscal years, as determined pursuant to ASC 718. The assumptions used to calculate the value of awards are set forth in Note 13 of the Notes to the Consolidated Financial Statements included in the Company s Annual report on Form 10-K for fiscal 2024 filed with the SEC on July 30, 2024.

(2)	For fiscal 2024, represents (i) amounts earned under our annual bonus and profit sharing programs and (ii) for Messrs. Erickson and Rogers, booking commissions earned.
(3)	For fiscal 2024, consists of contributions made by the Company under the ESOP, health and life insurance premiums, medical costs and auto allowance paid by the Company.
(4)	Includes health and life insurance premiums and medical costs paid by the Company in the amount of $36,346 and Company ESOP contributions of $8,771.
(5)	Includes health and life insurance premiums and medical costs paid by the Company in the amount of $39,363 and Company ESOP contributions of $8,360.
(6)	Includes health and life insurance premiums and medical costs in the amount of $46,624, Company ESOP contributions of $8,771 and auto allowance in the amount of $12,000 paid by the Company.

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Outstanding Equity Awards at Fiscal 2024 Year-End

The following table presents certain information concerning the outstanding equity awards held as of May 31, 2024 by each named executive officer.

Outstanding Equity Awards at Fiscal 2024 Year-End

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Number of unearned Shares or Units of Stock That Have Not Vested (#)		Market Value of unearned Shares or Units of Stock That Have Not Vested ($) (2)
Name	Date of Grant	Exercisable (#)	Unexercisable (#)

Gayn Erickson	7/16/2019	16,251	-	$1.635	7/16/2026
	7/16/2019	3,338	-	$1.635	7/16/2026
	7/14/2020					4,845	(3)	55,766
	7/13/2021					16,167	(3)	186,082
	7/14/2022					46,403	(3)	534,099
	7/14/2022					23,203	(4)	267,067
	10/27/2023					22,084	(3)	254,187
	10/27/2023								30,431	(5)	350,261

Chris P. Siu	9/1/2023					12,652	(3)	145,625
	10/27/2023								5,167	(5)	59,472

Vernon Rogers	10/23/2018	110,283	-	$2.030	10/23/2025
	10/23/2018	185	-	$2.030	10/23/2025
	7/16/2019	15,262	-	$1.635	7/16/2026
	7/16/2019	24,738	-	$1.635	7/16/2026
	7/14/2020					1,263	(3)	14,537
	7/13/2021					4,199	(3)	48,330
	7/14/2022					10,125	(3)	116,539
	7/14/2022					5,061	(4)	58,252
	10/27/2023					5,425	(3)	62,442
	10/27/2023								5,167	(5)	59,472

_________________

(1)

Stock options vest and become exercisable as to 1/48th of the underlying shares each month after the date of grant, with full vesting occurring on the fourth anniversary of the date of grant, subject to continued service through the applicable vesting date.

(2)	Market value was based on the closing price of the Company’s Common Stock on May 31, 2024 of $11.51.
(3)

RSU awards vest as to 1/16th of the total number of RSUs every three months after the date of grant, with full vesting occurring on the fourth anniversary of the date of grant, subject to continued service through the applicable vesting date.

(4)

RSU awards vested as to 25% of the total number of RSUs on May 31, 2023 based upon the Company’s achievement of certain financial goals, and vest as to an additional 1/16th of the total number of RSUs every three months thereafter, over the next three years, subject to continued service through the applicable vesting date.

(5)

Performance-based RSU award will vest as to 100% of the RSUs upon the achievement of a performance condition related to the Company’s cumulative revenue target for certain markets from the grant date to May 31, 2026, subject to continued service through the achievement date. As of May 31, 2024, the performance condition was not yet satisfied.

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Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans as of May 31, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in thousand)		Weighted average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in thousand)
	(a)		(b)		(c)
Equity compensation plans approved by shareholders	996	(1)	$4.37	(2)	1,689	(3)
Equity compensation plans not approved by shareholders	-		-		-
Total	996	(1)	4.37	(2)	1,689	(3)

________________

(1)

Amount includes shares of common stock issuable under our 2016 Equity Incentive Plan and 2023 Equity Incentive Plan pursuant to 702,000 stock options and 294,000 RSUs but does not include any rights with respect to shares of common stock issuable under our Employee Stock Purchase Plan.

(2)	Excludes RSUs, which have no exercise price.
(3)	Includes 1,363,000 shares available for future issuance under our 2023 Equity Incentive Plan and 326,000 shares available for future issuance under our Employee Stock Purchase Plan.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive compensation actually paid (“CAP”) to our principal executive officer (“PEO”) and Non-PEO named executive officers (“NEOs”) and the Company’s performance for the fiscal years listed below. This disclosure is intended to comply with the requirements of Item 402(v) of Regulation S-K applicable to “smaller reporting companies.” The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For additional information about our pay for performance compensation philosophy and how the Company seeks to align executive compensation with the Company’s performance, refer to the section above titled “Executive Compensation.”

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The following table sets forth additional compensation information of our Principal Executive Officer (PEO) and our other (non-PEO) NEOs along with total shareholder return, and net income performance results for our fiscal years 2024, 2023 and 2022.

Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)(4)	Average Summary Compensation Table Total for non-PEO NEOs(2)	Average Compensation Actually Paid to non-PEO NEOs (3)(5)	Value of Initial Fixed $100 Investment based on TSR (6)	Net Income ($ Thousands) (7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2024	$1,384,437	$(927,657)	$958,215	$424,516	$512	$33,156
2023	$1,652,788	$6,947,121	$720,333	$2,487,538	$1,468	$14,557
2022	$4,178,981	$6,057,733	$751,729	$1,811,695	$372	$9,450

_____________

(1)	NEOs included in the above compensation columns reflect the following:

Year	PEO	Non-PEO NEOs
2024	Mr. Erickson	Messrs. Siu and Rogers
2023	Mr. Erickson	Messrs. Spink (a) and Rogers
2022	Mr. Erickson	Messrs. Spink (a) and Rogers

(a)	Mr. Spink retired on August 31, 2023.

(2)

Amounts reported in column (b) represent the total compensation as reported in the Summary Compensation Table for the applicable year in the case of our PEO (for each year where he served as principal executive officer) and in column (d) represent the average of the total compensation as reported in the Summary Compensation Table for the Company’s other NEOs for the applicable year.

(3)

SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay Versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” amounts in columns (c) and (e) are calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of the last day of the applicable fiscal year or, if earlier, the vesting date (rather than the grant date). The fair values of RSUs and stock options are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for fiscal 2024 filed with the SEC on July 30, 2024. Any changes to the RSU fair values from the grant date (for current year grants) and from prior year-end (for prior year grants) are based on our updated stock price at the respective measurement dates and updated performance metric projections (for performance-based RSUs). Changes to the stock option fair values are based on the updated stock price at the respective measurement dates, in addition to updated expected option term, implied volatility of our stock over the updated expected option term, and risk-free rate assumptions.

29

(4)	Compensation Actually Paid to our PEO reflects the following adjustments from “Total” compensation reported in the Summary Compensation Table:

	2024	2023	2022
Total Reported in Summary Compensation Table (SCT)	$1,384,437	$1,652,788	$4,178,981
Less, value of Stock Awards and Options Awards reported in SCT	$(751,870)	$(1,007,281)	$(378,370)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	$604,448	$3,580,299	$930,406
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	$(1,949,193)	$1,448,167	$555,415
Plus, FMV of Awards Granted in the applicable year and that Vested in the applicable year	$44,625	$371,880	$140,808
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested in the applicable year	$(260,104)	$901,269	$630,492
Less, Prior Year Fair Value of Prior Year awards that Failed to vest in the applicable year	$-	$-	$-
Total Adjustments	$(2,312,094)	$5,294,333	$1,878,752
Compensation Actually Paid	$(927,657)	$6,947,121	$6,057,733

(5)	The average Compensation Actually Paid to our non-PEO NEOs reflects the following adjustments from “Total” compensation reported in the Summary Compensation Table:

	2024	2023	2022
Total Reported in Summary Compensation Table (SCT)	$958,215	$720,333	$751,729
Less, value of Stock Awards and Options Awards reported in SCT	$(494,418)	$(284,434)	$(233,810)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	$163,505	$1,004,076	$599,131
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	$(222,069)	$515,444	$258,711
Plus, FMV of Awards Granted in the applicable year and that Vested in the applicable year	$50,924	$102,374	$50,245
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested in the applicable year	$(31,641)	$429,745	$385,689
Less, Prior Year Fair Value of Prior Year awards that Failed to vest in the applicable year	$-	$-	$-
Total Adjustments	$(533,699)	$1,767,205	$1,059,966
Compensation Actually Paid	$424,516	$2,487,538	$1,811,695

(6)

Reflects a fixed investment of $100 in the Company on May 28, 2021 with the value measured at the end of the listed fiscal year. Historical stock performance is not necessarily indicative of future stock performance.

(7)	The amounts reported represent net income as reflected in the Company’s audited financial statements for the applicable fiscal year.

Description of Relationship Between PEOs and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”) and Net Income.

The following charts set forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s (i) cumulative TSR and (ii) net income over the three most recently completed fiscal years. TSR amounts reported in the first chart assume an initial fixed investment of $100.

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The information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

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 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

In its ordinary course of business, the Company may enter into transactions with certain of its directors and officers.  The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with an independent third party.  The Company’s policy is to require that any transaction with a related party that is required to be reported under applicable SEC rules, be reviewed and approved according to an established procedure.  Such a transaction is reviewed and approved by the Company’s Audit Committee as required by the Audit Committee’s charter.  We have not adopted specific standards for approval of these transactions, but instead we review each such transaction on a case-by-case basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of August 23, 2024, or some other practical date in cases of the principal shareholders, by: (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director of the Company, (iii) each of the Company’s named executive officers, and (iv) all directors and executive officers of the Company as a group:

	Shares Beneficially Owned (1)
Beneficial Owner	Number	Percent (2)
Directors and Named Executive Officers:
Rhea J. Posedel (3)	569,738	1.9%
Gayn Erickson (4)	364,082	1.2%
Fariba Danesh (5)	18,309	*
Laura Oliphant (6)	15,496	*
Geoffrey G. Scott (7)	263,507	*
Howard T. Slayen (8)	209,820	*
Vernon Rogers (9)	170,215	*
Chris P. Siu (10)	5,872	*
All Directors and Executive Officers as a group (12 persons) (11)	1,852,698	6.2%
Principal Shareholders:
BlackRock, Inc.	2,077,807	7.0%
The Vanguard Group, Inc.	1,508,759	5.1%

______________

*	Represents less than 1% of the Common Shares

(1)

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have represented to the Company that they have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Aehr Test Systems, 400 Kato Terrace, Fremont, California 94539.

(2)

Percentage ownership is based on shares of Common Stock outstanding on August 23, 2024. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 23, 2024 and shares of Common Stock subject to RSUs that are subject to vest within 60 days of August 23, 2024 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

Includes 472,577 shares held by the Rhea J. Posedel Family Trust, 71,956 shares issuable upon the exercise of stock options exercisable within 60 days of August 23, 2024 and 1,324 RSUs vesting within 60 days of August 23, 2024.

(4)

Includes 288,444 shares held by the Gaylord and Trisha Erickson Revocable Trust DTD 1/19/2010, 19,589 shares issuable upon the exercise of stock options exercisable within 60 days of August 23, 2024 and 13,871 RSUs vesting within 60 days of August 23, 2024.

(5)	Includes 12,813 shares issuable upon the exercise of stock options exercisable within 60 days of August 23, 2024, and 1,158 RSUs vesting within 60 days of August 23, 2024.
(6)	Includes 12,655 shares held by Laura A Oliphant TTEE Oliphant Family Living Trust U/A DTD 05/11/1999 and 1,158 RSUs vesting within 60 days of August 23, 2024.
(7)

Includes 200,686 shares held by Geoffrey Scott Living Trust and shares held by Caroline Scott Living Trust, 25,000 shares issuable upon the exercise of stock options exercisable within 60 days of August 23, 2024, and 1,158 RSUs vesting within 60 days of August 23, 2024.

(8)	Includes 1,158 RSUs vesting within 60 days of August 23, 2024.
(9)	Includes 150,468 shares issuable upon the exercise of stock options exercisable within 60 days of August 23, 2024 and 3,653 RSUs vesting within 60 days of August 23, 2024.
(10)	Includes 1,600 shares held by the Chris P Siu & Huey-Miin Tseng JT Ten Trust, 1,940 RSUs vesting within 60 days of August 23, 2024.
(11)	Includes 332,950 shares issuable upon the exercise of stock options exercisable and 29,534 RSUs vesting within 60 days of August 23, 2024.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting system of internal control, audit process and process for monitoring compliance with laws and regulations.  The Audit Committee evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs.  The Audit Committee discusses with management at each Audit Committee meeting the Company’s processes regarding cybersecurity, including any attempted breaches, and ongoing improvements to our cybersecurity defenses.

The Company’s management has primary responsibility for preparing the Company’s consolidated financial statements and for the Company’s financial reporting process.  The Company’s independent registered public accounting firm, BPM LLP, is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to accounting principles generally accepted in the United States of America.  The Audit Committee has reviewed and discussed with management the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for fiscal year 2024.  BPM LLP, the Company’s independent registered public accounting firm for fiscal year 2024, issued their unqualified report dated July 30, 2024 on the Company's consolidated financial statements.

The Audit Committee has also discussed with BPM LLP the matters required to be discussed by the Auditing Standards No. 1301, “Communications with Audit Committee” issued by the Public Company Accounting Oversight Board.  The Audit Committee has also received the written disclosures and the letter from BPM LLP required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning auditor independence, and has conducted a discussion with BPM LLP relative to its independence.  The Audit Committee has considered whether BPM LLP's provision of non-audit services is compatible with its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the fiscal year ended May 31, 2024 be included in the Company’s Annual Report on Form 10-K.

AUDIT COMMITTEE Laura Oliphant Geoffrey G. Scott Howard T. Slayen

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COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and 10% shareholders file reports of ownership and changes in ownership with the SEC as to the Company’s securities beneficially owned by them.  Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended May 31, 2024.

FINANCIAL STATEMENTS

The Company’s Annual Report to Shareholders for the last fiscal year is being mailed with this Proxy Statement to shareholders entitled to notice of the meeting.  The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management’s discussion and analysis of financial condition and results of operations.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board may recommend.

By Order of the Board of Directors,

GAYN ERICKSON President and Chief Executive Officer

Dated: September 11, 2024

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